CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated March 30, 2020 on the financial statements of HireQuest, Inc. for the years ended December 31, 2019 and 2018 in the S-1 Registration Statement filed on June 5, 2020 for the registration of 9,939,668 shares of its common stock. We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of the registration statement.

/s/ Plante & Moran, PLLC

Denver, Colorado
June 5, 2020